EXHIBIT 23.3

CONSENT OF UHY MANN FRANKFORT STEIN & LIPP CPAs, LLP
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form S-1 of Allis-Chalmers Energy Inc. and to the inclusion therein of our report dated April 8, 2005 with respect to the consolidated financial statements of Allis-Chalmers Energy Inc. as of December 31, 2004, and for the year ended December 31, 2004.

/s/ UHY MANN FRANKFORT STEIN & LIPP CPAs, LLP

Houston, Texas
June 22, 2005